CLYDE BAILEY P.C.
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                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                            (888)699-1287, (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's

January 22, 2002

I consent to the use, of my report dated March 26, 2001, in the Form SB-2, on the financial statements of BisAssist, Inc., dated December 31, 2000 and 1999, included herein and to the reference made to me.

S/Clyde Bailey
  Clyde Bailey